Exhibit 99

OFG Bancorp Reports 2Q20 Results

SAN JUAN, Puerto Rico, July 24, 2020 – OFG Bancorp (NYSE: OFG) today reported results for the second quarter ended June 30, 2020.

2Q20 Financial Highlights

•      Net income available to common shareholders totaled $20.2 million or $0.39 per share fully diluted. This compares to 1Q20 net income available to common shareholders of $173 thousand or break-even per share and 2Q19 net income available to shareholders of $22.4 million or $0.43 per share fully diluted.

•      Total core revenues were $128.2 million compared to $131.3 million in 1Q20 and $99.2 million in 2Q19. 2Q20 revenues included $6.0 million in one-time interest recoveries from acquired SOP Scotiabank loans.

•      Provision of $17.7 million included a $5.0 million increase to 1Q20’s $34.1 million provision based on additional data available to forecast the effects of the Covid-19 pandemic.

•      Net interest margin was 4.78%. Loan production totaled $503.4 million, including $286.4 million in Paycheck Protection Plan (PPP) commercial loans.

•      Total assets of $9.93 billion increased 7.5% from 1Q20 primarily due to a $574.1 million increase in cash and a $198.1 million increase in loans. Customer deposits of $8.32 billion increased $760.0 million or 10.0% from 1Q20.

•      All regulatory capital ratios increased and continue to be significantly above requirements for a well-capitalized institution with the CET1 ratio at 12.03% on June 30, 2020.

Conference Call

A conference call to discuss 2Q20 results, outlook and related matters will be held today at 10:00 AM Eastern Time. Phone (888) 562-3356 or (973) 582-2700. Conference ID: 807-1129. The call can also be accessed live on www.ofgbancorp.com.  Webcast replay will be available shortly thereafter.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, said:

“As other banks did, we faced a number of Covid-19 pandemic related challenges during the second quarter, but acting promptly and with foresight, we generated excellent results. We are extremely proud and thankful of our team’s accomplishments.

“Governments in Puerto Rico and U.S. Virgin Islands shut down their respective economies in mid-March. Restrictions eased in late May, but recent spikes in contagiousness have forced Puerto Rico to scale down the flexibility. Results were also impacted by the Federal Reserve Bank 150 bps rate cut in March. All of this followed the Puerto Rico earthquakes in January and occurred while we are in the process of integrating the Scotiabank acquisition.

“Our commitment and preparation enabled us to successfully manage these challenges fácil, rápido, hecho. During the quarter, our team worked mostly remotely. Branches operated safely assisted by our enhanced technology platform. Full-service ATMs and ITMs, mobile app, and online bill paying tools facilitated routine transactions in a contactless manner. Online/mobile appointment scheduling helped make possible Covid-19 safe meetings with customers at branches.

“The results speak for themselves. Loan production totaled more than $500 million, including $286 million in PPP loans, exceeding our Puerto Rico market share. We deployed a 100% digital, client-friendly application and funds disbursement process for PPP loans. Our PPP results enabled us to help more than 4,000 small businesses save more than 50,000 jobs. It also enabled us to attract new accounts in this strategically important customer base. Our online loan deferral tool and call centers processed relief for more than 44,000 retail customers. During the quarter, we also maintained a strong level of net interest margin, added to our Covid-19 related provisioning, reduced higher-cost wholesale funding, and increased liquidity and capital.

“Looking ahead, we expect to complete the integration of Scotiabank operations as planned by the end of the year, improve efficiencies, and continue to invest for the future to further simplify our operations and enhance our ability to serve customers. While we still face much uncertainty regarding Covid-19 and its impact on the economy, we are in a strong financial position, ready to assist our customers during these trying times.”

Income Statement

Unless otherwise noted, the following compares data for the second quarter 2020 to the second quarter 2019. Balances are quarterly averages. The Scotiabank acquisition closed on December 31, 2019.

•      Total interest income of $121.7 million increased $27.4 million. This was primarily due to a 46.6% increase in interest earning assets partially offset by a 73 bps decline in yield. The increase in interest income from loans more than offset declines from increased cash due to significantly lower rates and lower investment securities balances. 2Q20 also included the previously-mentioned $6.0 million in interest recoveries.

•      Total interest expense of $16.6 million increased $3.5 million. This was primarily due to a 54.4% increase in interest bearing liabilities and an 18 bps decline in rate. Rate declined due to the increase in lower-cost core deposits and the reduction in higher-cost balances of brokered CDs and borrowings.

•      Provision for credit losses of $17.7 million was level with last year. 2Q20 included $5.0 million to incorporate the expected economic effects of the Covid-19 pandemic, while 2Q19 included $8.8 million for loans transferred to held for sale.

•      Total banking and financial service revenues of $23.1 million increased $5.0 million. This was primarily due to our increased customer base and our larger mortgage servicing portfolio.

•      All other non-interest income of $4.0 million declined $0.8 million. 2Q20 included a $3.5 million bargain purchase gain from the Scotiabank acquisition, while 2Q19 included a $4.8 million gain on sales of mortgage backed securities (MBS).

•      Total non-interest expense of $85.5 million increased $34.0 million primarily due to the Scotiabank acquisition. 2Q20 also included $3.0 million in merger and restructuring charges, $2.4 million in legal claims, and $2.0 million in expenses necessary to deal with Covid-19’s impact on operations.

•      The effective tax rate (ETR) was 25.0% compared to 31.2%. 2Q20 reflected a 24.2% full year ETR based on the mix of exempt income and income taxed at preferential rates.

Balance Sheet

Unless otherwise noted, the following compares data at June 30, 2020 to June 30, 2019. Balances are end-of-period. The purchase of Scotiabank closed on December 31, 2019.

•      Net loans of $6.7 billion increased $2.3 billion primarily due to the Scotiabank acquisition. Compared to March 31, 2020, loans increased $198.1 million. This reflected increases from PPP and other commercial loans partially offset by paydown of retail loans.

•      Loan production of $503.4 million increased $176.9 million. This reflected increases from PPP and other commercial loans and declines in the mortgage, auto and consumer categories due to the Covid-19 pandemic. Compared to 1Q20, production increased $222.9 million.

•      Cash and cash equivalents of $1.9 billion increased $1.2 billion. Compared to March 31, 2020, they increased $574.1 million primarily because of the influx of both commercial and retail deposits.

•      Total investments of $549.7 million declined $321.0 million. Compared to March 31, 2020, they declined $119.1 million, reflecting Treasury maturities and MBS repayments.

•      Customer deposits, excluding brokered, of $8.3 billion increased $3.8 billion. Compared to March 31, 2020, customer deposits increased $760.0 million, reflecting commercial deposits from existing and new clients, and in retail accounts from increased liquidity in the economy.

•      Brokered deposits of $218.2 million declined $170.2 million year-over-year and $37.3 million quarter-over-quarter. Borrowings of $104.4 million declined $252.4 million year-over-year and $59.4 million quarter-over-quarter.

•      Total stockholder’s equity of $1.04 billion declined $3.6 million. Compared to March 31, 2020, it was $18.7 million higher due to the increase in retained earnings.

•      Book value per common share of $18.69 declined $0.07 from a year-ago and increased $0.36 from March 31, 2020. Tangible book value per share of $16.01 declined $1.02 year-over-year and increased $0.41 from March 31, 2020.

Credit Quality

Unless otherwise noted, the following compares data at June 30, 2020 to June 30, 2019.

•      Loans under 1-4 month deferral programs totaled $2.1 billion or 30% of total loans. Retail loans under deferral totaled $1.4 billion or 32% of such loans. Commercial loans under deferral totaled $685 million or 27% of such loans.

•      The allowance for loan and lease losses of $232.7 million increased $70.1 million and as a percentage of loans held for investment was 3.35%, a decline of 17 bps. Compared to March 31, 2020, the allowance increased $1.9 million and as a percentage of loans declined 6 bps.

•      Net charge offs of $15.8 million increased $2.8 million due to higher loan balances. The NCO rate of 0.92% declined 23 bps. Compared to March 31, 2020, NCOs declined $8.3 million and the NCO rate declined 52 bps.

•      The early delinquency loan rate of 2.64% was down 86 bps year-over-year and 52 bps quarter-over-quarter. The total delinquency rate of 5.56% was down 51 bps year-over-year and 82 bps quarter-over-quarter. The declines reflect increased payments from customers and deferral programs.

•      Total non-performing loans of $90.2 million declined $23.4 million year-over-year and $8.4 million quarter-over-quarter. The NPL rate of 1.81% declined 113 bps year-over-year and 26 bps quarter-over-quarter. The sequential decline in NPLs and rate reflects loan paydowns and deferrals.

Capital Position

June 30, 2020 regulatory capital ratios increased from March 31, 2020 and continue to be significantly above requirements for a well-capitalized institution: Leverage ratio was 10.16%, up 2 bps; common equity Tier 1 capital ratio (CET1) was 12.03%, up 34 bps; Tier 1 risk-based capital ratio was 13.71%, up 35 bps; and total risk-based capital ratio was 14.96%, up 34 bps.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended June 30, 2020, and the 2Q20 Conference Call Presentation, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Please refer to Tables 8-1, 8-2 and 8-3 in OFG’s above-mentioned Financial Supplement for a reconciliation of GAAP to non-GAAP measures and calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes, earthquakes and other natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; (xiv) possible legislative, tax or regulatory changes; and (xv) the severity, magnitude and duration of the Covid-19 pandemic, including impacts of the pandemic and of responses of federal, state and local governments on our branches, operations and personnel, and on our customers and their businesses.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, please refer to OFG’s annual report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 56th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services, and technology, primarily in Puerto Rico and U.S. Virgin Islands. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico & USVI: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Gary Fishman (gfishman@ofgbancorp.com) and Steven Anreder (sanreder@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2020 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5-6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7-8
Table 6:	Loan Information and Performance Statistics	9-11
Table 7:	Allowance for Credit Losses	12
Table 8:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	13-15
Table 9:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-8)	16

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2020		2020		2019		2019		2019		2020		2019
(Dollars in thousands, except per share data) (unaudited)		Q2		Q1		Q4		Q3		Q2		YTD		YTD
Statement of Operations
Net interest income		$105,060		$105,101	(e)	$79,209		$80,710		$81,085		$210,161		$162,874
Non-interest income, net (core)	(2)	23,106		26,233	(e)	19,196		18,542		18,074		49,339		35,627
Total core revenues	(2)	128,166		131,334	(e)	98,405		99,252		99,159		259,500		198,501
Non-interest expense		85,481		87,322	(e)	78,913	(e)	50,727		51,452		172,803		103,604
Pre-provision net revenues	(22)	46,731		49,229		20,007		52,161		52,581		95,960		99,874
Total provision for credit losses	(22)	17,696		47,131	(c)(d)	23,068	(g)	43,770	(g)(h)	17,705	(h)	64,827		29,954
Net income (loss) before income taxes		29,035		2,098		(3,061)		8,391		34,876		31,133		69,920
Income tax expense (benefit)		7,248		297		(2,070)		1,008		10,897		7,545		22,471
Net income (loss) available to common stockholders		$20,159		173		(2,619)		5,755		22,351		20,332		44,193
Common Share Statistics
Earnings (loss) per common share - basic	(3)	$0.39		-		(0.05)		0.11		0.44		0.40		0.86
Earnings (loss) per common share - diluted	(4)	$0.39		-		(0.05)		0.11		0.43		0.39		0.86
Average common shares outstanding		51,336		51,404		51,360		51,345		51,330		51,370		51,317
Average common shares outstanding and equivalents		51,470		51,713		51,791		51,772		51,680		51,584		51,652
Cash dividends per common share		$0.07		$0.07		$0.07		$0.07		$0.07		$0.14		$0.14
Book value per common share (period end)		$18.69		$18.33	(c)	$18.75		$18.84		$18.76		$18.69		$18.76
Tangible book value per common share (period end)	(5)	$16.01		$15.60	(c)	$15.96		$17.11		$17.03		$16.01		$17.03
Balance Sheet (Average Balances)
Loans	(6)	$6,840,650	(a)	$6,687,875		$4,500,071		$4,539,045		$4,514,030		$6,764,263		$4,509,403
Interest-earning assets		8,845,744	(a)	8,556,421		5,886,379		5,981,756		6,034,338		8,701,083		6,092,944
Total assets		9,512,129	(a)	9,326,627		6,325,334		6,433,658		6,496,423		9,419,378		6,550,575
Core deposits		7,852,495		7,516,438		4,582,872		4,563,187		4,467,729		7,684,466		4,430,331
Total deposits		8,088,106		7,752,446		4,850,979		4,921,317		4,880,112		7,920,275		4,885,344
Borrowings		157,669		271,800		304,365		340,194		459,802		214,735		510,694
Stockholders' equity		1,037,195		1,043,481	(c)	1,062,720		1,061,541		1,037,057		1,040,338		1,027,356
Common stockholders' equity		955,325		961,611	(c)	980,850		979,671		955,187		958,468		945,486
Performance Metrics
Net interest margin	(7)	4.78%		4.94%		5.34%		5.35%		5.39%		4.84%		5.39%
Return on average assets	(8)	0.92%		0.08%		-0.06%		0.46%		1.48%		0.50%		1.45%
Return on average tangible common stockholders' equity	(9)	9.88%		0.08%		-1.17%		2.58%		10.32%		4.97%		10.32%
Efficiency ratio	(10)	66.70%		66.49%		80.19%		51.11%		51.89%		66.59%		52.19%
Full-time equivalent employees, period end		2,373		2,449		2,455		1,436		1,417		2,373		1,417
Credit Quality Metrics	(1)(21)
Allowance for loan and lease losses		$232,701		$230,755	(c)(d)	$116,539		$154,343		$162,642		$232,701		$162,642
Allowance as a % of loans held for investment		3.35%	(a)	3.41%		1.73%		3.41%		3.52%		3.35%	(a)	3.52%
Net charge-offs		$15,750		$24,034		$14,395		$34,486	(f)(g)	$12,982		$39,784		$25,050
Net charge-off rate	(11)	0.92%		1.44%		1.28%		3.04%	(f)(g)	1.15%		1.18%		1.11%
Early delinquency rate (30 - 89 days past due)		2.64%		3.16%		3.07%		3.63%		3.50%		2.64%		3.50%
Total delinquency rate (30 days and over)		5.56%		6.38%		5.85%		5.40%		6.07%		5.56%		6.07%
Capital Ratios (Non-GAAP)	(12)(20)
Leverage ratio		10.16%		10.14%	(b)(c)	9.24%		15.41%		15.20%		10.16%		15.20%
Common equity Tier 1 capital ratio		12.03%	(a)	11.69%	(b)(c)	10.91%		17.98%		17.48%		12.03%		17.48%
Tier 1 risk-based capital ratio		13.71%	(a)	13.36%	(b)(c)	12.64%		20.43%		19.87%		13.71%		19.87%
Total risk-based capital ratio		14.96%	(a)	14.62%	(b)(c)	13.91%		21.71%		21.14%		14.96%		21.14%
Tangible common equity ("TCE") ratio		8.39%		8.80%		8.96%		14.07%		13.71%		8.39%		13.71%

(a) In response to the Coronavirus (COVID-19) pandemic, CARES Act created funding for the Small Business Administration (SBA) Paycheck Protection Program (PPP), which provides loans to small businesses to keep their employees on payroll and make other eligible payments. The original funding for the PPP was fully allocated by mid-April 2020, with additional funding made available on April 24, 2020 under the Paycheck Protection Program and Health Care Enhancement Act. During 2Q 2020, the Company participated in this program originating 4,342 PPP loans. At June 30, 2020, Oriental had PPP loans amounting to $278.1 million. These loans are fully guaranteed by the SBA and risk-weighted at 0%.

(b) During 1Q 2020, the Company decided to early implement Simplifications to the Capital Rule, which simplified the regulatory capital treatment for mortgage servicing assets (MSA) and certain deferred tax assets arising from temporary differences (temporary difference DTAs). It Increased common equity tier 1 (CET1) capital threshold deductions from 10 percent to 25 percent and removes the aggregate 15 percent CET1 threshold deduction. However, it retains the 250 percent risk weight applicable to non-deducted amounts of MSAs and temporary difference DTAs.

(c) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital. As disclosed in the Company’s 2019 Form 10-K, the Company had initially elected to phase-in the January 1, 2020 (“day 1”) impact to retained earnings to regulatory capital, over a three-year transition period beginning in 2020. As part of its response to the impact of COVID-19, in March 2020, the Federal Reserve, Federal Deposit Insurance Corporation and Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. In addition, for the first two years, a uniform 25% “scaling factor” is introduced to approximate the portion of the post day-one allowance attributable to CECL relative to the incurred loss methodology. The 25% scaling factor is calibrated to approximate an overall after-tax impact of differences in allowances under CECL vs the incurred loss methodology.

(d) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. As a result of these developments, we increased our provision for credit losses in 1Q 2020 and 2Q 2020 by $34.1 million and $5.0 million, respectively.

(e) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019. At December 31, 2019, the consolidated statement of financial condition contemplated the effects of the Scotiabank PR & USVI acquisition. Nevertheless, the consolidated statement of operations did not contemplated the effects of the Scotiabank PR & USVI acquisition until January 1, 2020.

(f) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(g) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(h) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended										Six-Months Ended
		June 30,		March 31,		December 31,		September 30,		June 30,		June 30,		June 30,
(Dollars in thousands, except per share data) (unaudited)		2020		2020		2019		2019		2019		2020		2019
Interest income:
Loans	(1)
Non-PCD loans		$83,832		$87,482		$74,142		$74,910		$73,648		$171,314		$145,673
PCD loans		34,700	(a)	28,953		10,762		10,862		11,432		63,653	(a)	23,526
Total interest income from loans		118,532		116,435		84,904		85,772		85,080		234,967		169,199
Investment securities		3,160		7,262		6,271		7,883		9,175		10,422		19,766
Total interest income		121,692		123,697	(d)	91,175		93,655		94,255		245,389		188,965
Interest expense:
Deposits
Core deposits		13,999		15,034		7,957		8,256		7,465		29,033		13,679
Brokered deposits		1,446		1,586		1,804		2,298		2,526		3,032		5,362
Total deposits		15,445		16,620	(d)	9,761		10,554		9,991		32,065	(d)	19,041
Borrowings		1,187		1,976		2,205		2,391		3,179		3,163		7,050
Total interest expense		16,632		18,596		11,966		12,945		13,170		35,228		26,091
Net interest income		105,060		105,101		79,209		80,710		81,085		210,161		162,874
Provision for credit losses, excluding PCD loans	(1)	15,227		40,951		18,859		23,427		8,616		56,178		20,248
Provision for credit losses on PCD loans	(1)	2,469		6,180		4,209		20,343		9,089		8,649		9,706
Total provision for credit losses		17,696		47,131	(c)(d)	23,068		43,770	(f)(g)(h)	17,705	(h)	64,827	(c)(d)	29,954
Net interest income after provision for loan and lease losses		87,364		57,970		56,141		36,940		63,380		145,334		132,920
Non-interest income:
Banking service revenues		13,668		15,713		10,812		10,813		10,776		29,381		21,241
Wealth management revenues		6,366		7,286		7,062		6,611		6,669		13,652		12,551
Mortgage banking activities		3,072		3,234		1,322		1,118		629		6,306		1,835
Total banking and financial service revenues		23,106	(c)	26,233	(d)	19,196		18,542		18,074		49,339	(d)	35,627
Bargain purchase from Scotiabank PR & USVI acquisition		3,462	(b)	409		315		-		-		3,871	(b)	-
Other income, net		584		4,808	(e)	200		3,636	(e)	4,874	(e)	5,392	(e)	4,977	(e)
Total non-interest income, net		27,152		31,450		19,711		22,178		22,948		58,602		40,604
Non-interest expense:
Compensation and employee benefits		34,506		35,544		21,817		20,500		19,875		70,050		40,216
Occupancy, equipment and infrastructure costs		11,837		11,439		7,488		7,307		7,511		23,276		15,257
Merger and restructuring charges		3,006	(d)	304		21,499	(d)	1,556		1,000		3,310		-
Net (gain) loss on sale of foreclosed real estate and other repossessed assets		316		(193)		541		794		21		123		1,091
General and administrative expenses		33,214		37,513		25,450		18,475		20,482		70,727		42,181
Credit related expenses		2,602		2,715		2,118		2,095		2,563		5,317		4,859
Total non-interest expense		85,481		87,322	(d)	78,913		50,727		51,452		172,803	(d)	103,604
Income (loss) before income taxes		29,035		2,098		(3,061)		8,391		34,876		31,133		69,920
Income tax expense (benefit)		7,248		297		(2,070)		1,008		10,897		7,545		22,471
Net income (loss)		21,787		1,801	(c)	(991)	(d)	7,383		23,979		23,588	(c)	47,449
Less: dividends on preferred stock		(1,628)		(1,628)		(1,628)		(1,628)		(1,628)		(3,256)		(3,256)
Net income (loss) available to common shareholders		$20,159		$173		$(2,619)		$5,755		$22,351		$20,332		$44,193

(a) During 2Q 2020, the Company recognized interest recoveries on SOP loans acquired in the Scotiabank PR & USVI acquisition collected subsequently to the acquisition date amounting to $6.0 million.
(b) During 2Q 2020, the Company increased the Bargain purchase from Scotiabank PR & USVI acquisition by $3.5 million to adjust the fair value of accrued interest receivable in Day 1, net of taxes.

(c) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. As a result of these developments, we increased our provision for credit losses in the 1Q 2020 and 2Q 2020 by $34.1 million and $5.0 million, respectively.

(d) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019 and $3.0 million during 2Q 2020. At December 31, 2019, the consolidated statement of financial condition contemplated the effects of the Scotiabank PR & USVI acquisition. Nevertheless, the consolidated statement of operations did not contemplated the effects of the Scotiabank PR & USVI acquisition until January 1, 2020.

(e) During 1Q 2020, 2Q 2019 and 3Q 2019, the Company sold $316 million, $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.7 million, $4.8 million and $3.5 million.

(f) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(g) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(h) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	June 30,		March 31,		December 31,		September 30,		June 30,
(Dollars in thousands) (unaudited)	2020		2020		2019		2019		2019
Cash and cash equivalents	$1,900,037	(b)	$1,325,941		$852,757		$962,887		$677,430
Investments:
Trading securities	22		29		37		41		412
Investment securities available-for-sale, at fair value, with amortized cost of $529,985 and allowance for credit losses of $0
(March 31, 2020 - $648,565 and an allowance for credit losses of $0; December 31, 2019 - $1,074,474;
September 30, 2019 - $520,960; June 30, 2019 - $860,911)
Mortgage-backed securities	340,192		355,637		673,886		505,102		843,333
US treasury notes	197,340		298,986		397,183		10,938		10,907
Other investment securities	2,707		2,837		3,100		3,055		3,193
Total investment securities available-for-sale	540,239		657,460	(e)	1,074,169	(d)	519,095	(e)	857,433
Federal Home Loan Bank (FHLB) stock, at cost	8,366		10,301		13,048		10,525		12,821
Other investments	1,076		973		560		57		3
Total investments	549,703		668,763		1,087,814		529,718		870,669
Loans, net	6,739,243	(b)	6,541,174	(c)	6,641,847	(d)	4,407,190	(f)	4,474,497
Other assets:
Prepaid expenses	40,119		44,633		52,648		14,244		11,903
Deferred tax asset, net	186,730		196,129	(c)	176,740		112,602		111,147
Foreclosed real estate and repossessed properties	26,152		30,388		33,236		30,488		32,016
Premises and equipment, net	82,234		81,834		81,105		69,754		71,001
Goodwill	86,069		86,069		86,069		86,069		86,069
Right of use assets	34,692		36,844		39,112		19,318		20,419
Core deposit, customer relationship intangible and other intangibles	51,406		54,174		56,965		2,491		2,783
Servicing asset	47,926		49,287		50,779		10,125		10,134
Accounts receivable and other assets	188,408	(a)	123,335		138,589		88,619		96,059
Total assets	$9,932,719		$9,238,571		$9,297,661	(b)	$6,333,505		$6,464,127

Deposits:
Demand deposits	$4,370,419	(b)	$3,711,492		$3,579,115		$2,228,256		$2,219,911
Savings accounts	1,978,118		1,829,054		1,815,044		1,206,569		1,200,408
Time deposits	1,975,223		2,023,211		2,060,953		1,154,871		1,136,411
Brokered deposits	218,166		255,514		243,498		288,362		388,407
Total deposits	8,541,926		7,819,271		7,698,610	(d)	4,878,058		4,945,137
Borrowings:
Securities sold under agreements to repurchase	-		50,103		190,274		190,261		240,324
Advances from FHLB and other borrowings	68,340		77,601		79,204		79,603		80,423
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	104,423		163,787		305,561		305,947		356,830
Other liabilities:
Derivative liabilities	2,078		2,059		913		1,159		985
Acceptances outstanding	20,034		11,763		21,599		21,796		23,610
Lease liability	35,694		37,702		39,840		21,081		22,179
Accrued expenses and other liabilities	187,280		181,395		185,660		56,388		70,512
Total liabilities	8,891,435		8,215,977		8,252,183		5,284,429		5,419,253
Stockholders' equity:
Preferred stock	92,000		92,000		92,000		92,000		92,000
Common stock	59,885		59,885		59,885		59,885		59,885
Additional paid-in capital	621,860		621,206		621,515		620,948		620,368
Legal surplus	98,347		95,945		95,779		95,783		95,019
Retained earnings	264,725		250,557	(c)	279,646		285,854		284,459
Treasury stock, at cost	(103,121)		(103,289)		(102,339)		(102,936)		(103,171)
Accumulated other comprehensive (loss) income, net	7,588		6,290		(1,008)		(2,458)		(3,686)
Total stockholders' equity	1,041,284		1,022,594		1,045,478		1,049,076		1,044,874
Total liabilities and stockholders' equity	$9,932,719		$9,238,571		$9,297,661		$6,333,505		$6,464,127

(a) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. After recent disruptions in economic conditions caused by COVID-19, the Company has offered several deferral programs for the payment of principal and interest for auto, personal, credit cards and mortgage, and commercial loans, for customers whose payments were not over 89 days past due at March 12, 2020 and requested to be included in these programs, which has caused accrued interest receivable to increase by approximately $40 million from 1Q 2020 to 2Q 2020.

(b) In response to the Coronavirus (COVID-19) pandemic, CARES Act created funding for the Small Business Administration (SBA) Paycheck Protection Program (PPP), which provides loans to small businesses to keep their employees on payroll and make other eligible payments. The original funding for the PPP was fully allocated by mid-April 2020, with additional funding made available on April 24, 2020 under the Paycheck Protection Program and Health Care Enhancement Act. During 2Q 2020, the Company participated in this program originating 4,342 PPP loans. At June 30, 2020, Oriental had PPP loans amounting to $278.1 million. These loans are fully guaranteed by the SBA and risk-weighted at 0%. These funds has been disbursed into the customers' deposit accounts which have increased the Company's cash and core deposits.

(c) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital.

(d) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, increasing investments by $576.2 million, loans by $2.2 billion and deposits by $3.0 billion.

(e) During 1Q 2020, the Company sold $316 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.7 million. During 3Q 2019, the Company sold $322 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $3.4 million. During 2Q 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million, resulting  in the termination before maturity of $191.2 million of securities sold under agreements to repurchase and in a reduction of $62.8 million of brokered CDs.

(f) During 3Q 2019, the Company decided to sell mostly non-performing loans. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019 and were sold in 4Q 2019.

4

OFG Bancorp (NYSE: OFG)
Table 4-1: Information on Loan Portfolio and Production

		June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2020		2020	2019	2019	2019
Non-PCD:	(1)
Mortgage		$874,286		$887,950	$898,118	$588,535	$634,774
Commercial		1,918,424		1,910,192	1,862,484	1,575,491	1,618,809
Commercial Paycheck Protection Program (PPP Loans)		278,059	(a)	-	-	-	-
Consumer		458,714		481,710	495,244	383,819	388,582
Auto		1,454,987		1,487,701	1,479,612	1,277,114	1,219,066
		4,984,470		4,767,553	4,735,458	3,824,959	3,861,231
Less: Allowance for credit losses		(151,507)		(149,961)	(85,044)	(80,579)	(91,637)
Total non- PCD loans held for investment, net		4,832,963		4,617,592	4,650,414	3,744,380	3,769,594

PCD:	(1)
Mortgage		1,541,637		1,561,557	1,591,112	494,278	538,001
Commercial		386,046		391,158	359,601	202,065	215,902
Consumer		2,950		3,350	9,263	802	867
Auto		37,409		42,466	43,361	3,883	6,462
		1,968,042		1,998,531	2,003,337	701,028	761,232
Less: Allowance for credit losses	(1)	(81,194)		(80,794)	(31,495)	(73,764)	(71,005)
Total PCD loans held for investment, net		1,886,848		1,917,737	1,971,842	627,264	690,227
Total loans held for investment		6,719,811		6,535,329	6,622,256	4,371,644	4,459,821
Mortgage loans held for sale		19,432		5,845	19,591	23,504	13,293
Other loans held for sale		-		-	-	12,042	1,383
Total loans, net		$6,739,243		$6,541,174	$6,641,847	$4,407,190	$4,474,497

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$2,415,923		$2,449,507	$2,489,230	$1,082,813	$1,172,775
Commercial		2,582,529		2,301,350	2,222,085	1,777,556	1,834,711
Consumer		461,664		485,060	504,507	384,621	389,449
Auto		1,492,396		1,530,167	1,522,973	1,280,997	1,225,528
		6,952,512		6,766,084	6,738,795	4,525,987	4,622,463
Less: Allowance for credit losses		(232,701)		(230,755)	(116,539)	(154,343)	(162,642)
Total loans held for investment, net		6,719,811		6,535,329	6,622,256	4,371,644	4,459,821
Mortgage loans held for sale		19,432		5,845	19,591	23,504	13,293
Other loans held for sale		-		-	-	12,042	1,383
Total loans, net		$6,739,243		$6,541,174	$6,641,847	$4,407,190	$4,474,497

(a) In response to the Coronavirus (COVID-19) pandemic, CARES Act created funding for the Small Business Administration (SBA) Paycheck Protection Program (PPP), which provides loans to small businesses to keep their employees on payroll and make other eligible payments. The original funding for the PPP was fully allocated by mid-April 2020, with additional funding made available on April 24, 2020 under the Paycheck Protection Program and Health Care Enhancement Act. During 2Q 2020, the Company participated in this program originating 4,342 PPP loans. At June 30, 2020, Oriental had PPP loans amounting to $278.1 million. These loans are fully guaranteed by the SBA and risk-weighted at 0%.

5

OFG Bancorp (NYSE: OFG)
Table 4-2: Information on Loan Portfolio and Production
		Quarter Ended						Six-Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands) (unaudited)		2020	2020	2019	2019	2019	2020	2019
Loan production	(13)
Mortgage		$21,138	$30,776	$23,680	$23,805	$22,196	$51,914	$45,293
Commercial		98,558	54,113	216,610	65,635	64,079	152,671	124,564
Commercial PPP Loans		286,420	-	-	-	-	286,420	-
US Loan Programs		35,711	47,125	12,482	12,225	56,372	82,836	88,078
Consumer		14,231	39,199	41,947	48,257	47,662	53,430	88,539
Auto		47,374	109,344	110,184	141,507	136,263	156,718	256,462
Total		$503,432	$280,557	$404,903	$291,429	$326,572	$783,989	$602,936

6

OFG Bancorp (NYSE: OFG)
Table 5-1: Average Balances, Net Interest Income and Net Interest Margin
		2020 Q2			2020 Q1			2019 Q4			2019 Q3			2019 Q2
			Interest			Interest			Interest			Interest			Interest
		Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)		Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents		$1,393,187	$359	0.10%	$943,581	$2,788	1.19%	$863,497	$3,684	1.69%	$734,105	$4,086	2.21%	$481,115	$2,904	2.42%
Investment securities		611,907	2,801	1.83%	924,965	4,474	1.93%	522,811	2,587	1.98%	708,606	3,797	2.14%	1,039,193	6,271	2.41%
Loans held for investment	(1)
Non-PCD loans		4,857,281	83,832	6.94%	4,613,878	87,482	7.63%	3,888,442	74,142	7.56%	3,873,743	74,910	7.67%	3,810,005	73,648	7.75%
PCD loans		1,983,369	34,700	7.00%	2,073,997	28,953	5.58%	611,629	10,762	7.04%	665,302	10,862	6.53%	704,025	11,432	6.50%
Total loans		6,840,650	118,532	6.97%	6,687,875	116,435	7.00%	4,500,071	84,904	7.49%	4,539,045	85,772	7.50%	4,514,030	85,080	7.56%
Total interest-earning assets		$8,845,744	$121,692	5.53%	$8,556,421	$123,697	5.81%	$5,886,379	$91,175	6.15%	$5,981,756	$93,655	6.21%	$6,034,338	$94,255	6.27%

Interest bearing liabilities:
Deposits
NOW accounts		$2,069,247	$2,138	0.42%	$1,980,505	$2,389	0.49%	$1,119,371	$1,471	0.52%	$1,118,214	$1,616	0.57%	$1,124,668	$1,730	0.62%
Savings accounts		1,809,517	1,976	0.44%	1,797,658	2,440	0.55%	1,195,689	1,843	0.61%	1,199,678	2,012	0.67%	1,180,153	1,882	0.64%
Time deposits		1,990,639	7,835	1.58%	2,039,311	8,131	1.60%	1,156,965	4,442	1.52%	1,151,248	4,427	1.53%	1,065,005	3,652	1.38%
Brokered deposits		235,611	1,446	2.47%	236,008	1,586	2.70%	268,108	1,804	2.67%	358,130	2,298	2.55%	412,383	2,526	2.46%
		6,105,014	13,394	0.88%	6,053,482	14,546	0.97%	3,740,133	9,560	1.01%	3,827,270	10,353	1.07%	3,782,209	9,790	1.04%
Non-interest bearing deposit accounts		1,983,092	-	-	1,698,964	-	-	1,110,847	-	-	1,094,047	-	-	1,097,903	-	-%
Fair value premium amortization and core deposit intangible amortization		-	2,051	-	-	2,074	-	-	201	-	-	201	-	-	201	-
Total deposits		8,088,106	15,445	0.77%	7,752,446	16,620	0.86%	4,850,980	9,761	0.80%	4,921,317	10,554	0.85%	4,880,112	9,991	0.82%
Borrowings
Securities sold under agreements to repurchase		46,154	334	2.91%	158,462	1,002	2.54%	190,000	1,189	2.48%	224,783	1,342	2.37%	343,370	2,107	2.46%
Advances from FHLB and other borrowings		75,432	505	2.69%	77,255	539	2.81%	78,282	541	2.74%	79,328	550	2.75%	80,349	559	2.79%
Subordinated capital notes		36,083	348	3.88%	36,083	435	4.85%	36,083	475	5.22%	36,083	499	5.49%	36,083	514	5.71%
Total borrowings		157,669	1,187	3.03%	271,800	1,976	2.92%	304,365	2,205	2.87%	340,194	2,391	2.79%	459,802	3,180	2.77%
Total interest-bearing liabilities		$8,245,775	$16,632	0.81%	$8,024,246	$18,596	0.93%	$5,155,345	$11,966	0.92%	$5,261,511	$12,945	0.98%	$5,339,914	$13,171	0.99%
Interest rate spread			$105,060	4.72%		$105,101	4.88%		$79,209	5.23%		$80,710	5.23%		$81,084	5.28%
Net interest margin				4.78%			4.94%			5.34%			5.35%			5.39%

			$-			$-			$701			$217			$241
			-			-			332			154			189
SOP loan cost recoveries (interest recoveries in 2Q 2020)			$5,982			$-			$1,033			$371			$430
Adjusted excluding cost/interests recoveries (Non-GAAP):
Total interest-earning assets		$8,845,744	$115,710	5.26%	$8,556,421	$123,697	5.81%	$5,886,379	$90,142	6.08%	$5,981,756	$93,284	6.19%	$6,034,338	$93,825	6.24%
Interest rate spread			$99,078	4.45%		$105,101	4.88%		$78,176	5.16%		$80,339	5.21%		$80,654	5.25%
Net interest margin				4.50%			4.94%			5.27%			5.33%			5.36%

Core deposits: (Non-GAAP)
Deposits
NOW accounts		$2,069,247	$2,138	0.42%	$1,980,505	$2,389	0.49%	$1,119,371	$1,471	0.52%	$1,118,214	$1,616	0.57%	$1,124,668	$1,730	0.62%
Savings accounts		1,809,517	1,976	0.44%	1,797,658	2,440	0.55%	1,195,689	1,843	0.61%	1,199,678	2,012	0.67%	1,180,153	1,882	0.64%
Time deposits		1,990,639	7,835	1.58%	2,039,311	8,131	1.60%	1,156,965	4,442	1.52%	1,151,248	4,427	1.53%	1,065,005	3,652	1.38%
		5,869,403	11,949	0.82%	5,817,474	12,960	0.90%	3,472,025	7,756	0.89%	3,469,140	8,055	0.92%	3,369,826	7,264	0.86%
Non-interest bearing deposit accounts		1,983,092	-	-%	1,698,964	-	-%	1,110,847	-	-%	1,094,047	-	-%	1,097,903	-	-%
Total core deposits		$7,852,495	$11,949	0.61%	$7,516,438	$12,960	0.69%	$4,582,872	$7,756	0.67%	$4,563,187	$8,055	0.70%	$4,467,729	$7,264	0.65%

7

OFG Bancorp (NYSE: OFG)
Table 5-2: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2020 YTD			2019 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$1,168,384	$3,147	0.54%	$435,102	$5,271	2.44%
Investment securities	768,436	7,275	1.89%	1,148,439	14,495	2.52%
Loans held for investment
Non-PCD loans	4,735,580	171,315	7.26%	3,796,169	145,673	7.74%
PCD loans	2,028,683	63,653	6.28%	713,234	23,526	6.60%
Total loans	6,764,263	234,968	6.97%	4,509,403	169,199	7.57%
Total interest-earning assets	$8,701,083	$245,390	5.66%	$6,092,944	$188,965	6.25%

Interest bearing liabilities:
Deposits
NOW accounts	$2,024,876	$4,525	0.45%	$1,122,155	$3,183	0.57%
Savings accounts	1,803,587	4,416	0.49%	1,180,586	3,496	0.60%
Time deposits	2,014,975	15,967	1.59%	1,028,870	6,598	1.29%
Brokered deposits	235,809	3,032	2.58%	455,013	5,362	2.38%
	6,079,247	27,940	0.92%	3,786,624	18,639	0.99%
Non-interest bearing deposit accounts	1,841,028	-	-	1,098,720	-	-%
Fair value premium amortization and core deposit intangible amortization	-	4,125	-	-	401	-
Total deposits	7,920,275	32,065	0.81%	4,885,344	19,040	0.79%
Borrowings
Securities sold under agreements to repurchase	102,308	1,334	2.62%	393,826	4,892	2.50%
Advances from FHLB and other borrowings	76,344	1,045	2.74%	80,785	1,121	2.80%
Subordinated capital notes	36,083	785	4.35%	36,083	1,038	5.80%
Total borrowings	214,735	3,164	2.95%	510,694	7,051	2.78%
Total interest-bearing liabilities	$8,135,010	$35,229	0.87%	$5,396,038	$26,091	0.98%
Interest rate spread		$210,161	4.79%		$162,874	5.27%
Net interest margin			4.84%			5.39%

SOP loan cost recoveries (interest recoveries in 2Q 2020)		$5,982			$967
Acquired BBVAPR loans		$-			668
Acquired Eurobank loans		-			299

Adjusted excluding cost/interests recoveries (Non-GAAP):
Total interest-earning assets	$8,701,083	$239,408	5.52%	$6,092,944	$187,998	6.22%
Interest rate spread		$204,179	4.65%		$161,907	5.24%
Net interest margin			4.71%			5.36%

Core deposits: (Non-GAAP)
Deposits
NOW accounts	$2,024,876	$4,525	0.45%	$1,122,155	$3,183	0.57%
Savings accounts	1,803,587	4,416	0.49%	1,180,586	3,496	0.60%
Time deposits	2,014,975	15,967	1.59%	1,028,870	6,598	1.29%
	5,843,438	24,908	0.85%	3,331,611	13,277	0.80%
Non-interest bearing deposit accounts	1,841,028	-	-%	1,098,720	-	-%
Total core deposits	$7,684,466	$24,908	0.65%	$4,430,331	$13,277	0.60%

8

OFG Bancorp (NYSE: OFG)
Table 6-1: Loan Information and Performance Statistics (1)
		2020	2020	2019	2019		2019
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3		Q2
Net Charge-offs	(21)
Non-PCD
Mortgage:
Charge-offs		$185	$418	$1,075	$16,299	(b)	$604
Recoveries		(9)	(249)	(437)	(493)		(316)
Total mortgage		176	169	638	15,806		288
Commercial:
Charge-offs		497	3,771	463	8,421	(b)	2,226
Recoveries		(631)	(1,522)	(606)	(176)		(179)
Total commercial		(134)	2,249	(143)	8,245		2,047
Consumer:
Charge-offs		4,187	6,015	5,289	5,317		5,272
Recoveries		(443)	(644)	(196)	(1,463)	(a)	(405)
Total consumer		3,744	5,371	5,093	3,854		4,867
Auto:
Charge-offs		13,300	13,053	12,930	12,383		10,728
Recoveries		(3,405)	(4,211)	(4,123)	(5,802)	(a)	(4,948)
Total auto		9,895	8,842	8,807	6,581		5,780
Total		$13,681	$16,631	$14,395	$34,486		$12,982

PCD
Mortgage:
Charge-offs		$2,178	$5,143	$-	$-		$-
Recoveries		(580)	(122)	-	-		-
Total mortgage		1,598	5,021	-	-		-
Commercial:
Charge-offs		386	2,357	-	-		-
Recoveries		(286)	(375)	-	-		-
Total commercial		100	1,982	-	-		-
Consumer:
Charge-offs		30	431	-	-		-
Recoveries		(30)	(63)	-	-		-
Total consumer		-	368	-	-		-
Auto:
Charge-offs		600	375	-	-		-
Recoveries		(229)	(343)	-	-		-
Total auto		371	32	-	-		-
Total		$2,069	$7,403	$-	$-		$-

Total Net Charge-offs		$15,750	$24,034	$14,395	$34,486		$12,982
Net Charge-off Rates	(21)
Mortgage		0.30%	0.86%	0.24%	5.68%		0.10%
Commercial		-0.01%	0.76%	-0.03%	1.86%		0.46%
Consumer		3.12%	4.63%	5.15%	3.93%		5.04%
Auto		2.72%	2.31%	2.73%	2.09%		1.92%
Total		0.92%	1.44%	1.28%	3.04%	(b)	1.15%
Average Loans Held For Investment	(21)
Mortgage		$2,366,598	$2,414,686	$1,062,845	$1,112,487		$1,153,357
Commercial		2,484,533	2,239,659	1,753,070	1,772,333		1,770,601
Consumer		479,996	496,336	395,612	392,724		386,177
Auto		1,509,523	1,537,194	1,288,544	1,261,501		1,203,895
Total		$6,840,650	$6,687,875	$4,500,071	$4,539,045		$4,514,030

(a) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(b) During 3Q 2019, the Company decided to sell several non-performing originated loans, which were sold during 4Q 2019, increasing charge-offs by $15.9 million, $4.4 million in commercial loans and $11.5 million in residential mortgages.

9

OFG Bancorp (NYSE: OFG)
Table 6-2: Loan Information and Performance Statistics (Excludes PCD/PCI Loans) (1)
		2020		2020	2019		2019	2019
(Dollars in thousands) (unaudited)		Q2		Q1	Q4		Q3	Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$15,665		$20,518	$22,389		$21,631	$24,303
Commercial		7,704		6,074	9,895		4,467	2,823
Consumer		18,254		13,127	9,560		9,360	9,223
Auto		89,825		110,959	103,749		103,452	98,847
Total		$131,448	(a)	$150,678	$145,593		$138,910	$135,196
Early Delinquency Rates (30 - 89 days past due)
Mortgage		1.79%		2.31%	2.49%		3.68%	3.83%
Commercial		0.40%		0.32%	0.53%		0.28%	0.17%
Consumer		3.98%		2.73%	1.93%		2.44%	2.37%
Auto		6.17%		7.46%	7.01%		8.10%	8.11%
Total		2.64%		3.16%	3.07%		3.63%	3.50%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$40,719		$46,768	$41,314	(b)	$40,194	$70,364
GNMA's buy-back option program		75,091		75,314	75,181	(b)	11,403	11,675
Total mortgage		115,810		122,082	116,495		51,597	82,039
Commercial		38,258		33,746	30,111	(b)	25,271	29,673
Consumer		22,796		16,808	12,258	(b)	11,927	11,710
Auto		100,027		131,715	118,020	(b)	117,716	110,926
Total		$276,891	(a)	$304,351	$276,884		$206,511	$234,348
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		4.66%		5.27%	4.60%		6.83%	11.08%
GNMA's buy-back option program		8.59%		8.48%	8.37%		1.94%	1.84%
Total mortgage		13.25%		13.75%	12.97%		8.77%	12.92%
Commercial		1.99%		1.77%	1.62%		1.60%	1.83%
Consumer		4.97%		3.49%	2.48%		3.11%	3.01%
Auto		6.87%		8.85%	7.98%		9.22%	9.10%
Total		5.56%		6.38%	5.85%		5.40%	6.07%
Nonperforming Assets	(14)
Mortgage		$30,491		$31,073	$22,552		$21,138	$53,534
Commercial		44,187		42,668	42,606	(b)	36,409	45,443
Consumer		4,933		3,690	5,287		4,213	2,495
Auto		10,539		21,147	14,295		15,063	12,082
Total nonperforming loans		90,150	(a)	98,578	84,740		76,823	113,554
Foreclosed real estate		24,792		27,292	29,909		26,952	29,509
Other repossessed assets		1,360		3,096	3,327		3,537	2,507
Total nonperforming assets		$116,302		$128,966	$117,976		$107,312	$145,570
Nonperforming Loan Rates
Mortgage		3.49%		3.50%	2.51%		3.59%	8.43%
Commercial		2.30%		2.23%	2.29%		2.31%	2.81%
Consumer		1.08%		0.77%	1.07%		1.10%	0.64%
Auto		0.72%		1.42%	0.97%		1.18%	0.99%
Total loans		1.81%		2.07%	1.79%		2.01%	2.94%

(a) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. After recent disruptions in economic conditions caused by COVID-19, the Company has offered several deferral programs for the payment of principal and interest for auto, personal, credit cards and mortgage, and commercial loans, for customers whose payments were not over 89 days past due at March 12, 2020 and requested to be included in these programs.

(b) During 3Q 2019, the Company identified non-performing originated loans sold during 4Q 2019, $29 million in mortgage loans and $9 million in commercial loans. These loans were reclassified as held-for-sale at their fair value.

10

OFG Bancorp (NYSE: OFG)
Table 6-3: Loan Information and Performance Statistics (1)
		2020	2020	2019		2019	2019
(Dollars in thousands) (unaudited)		Q2	Q1	Q4		Q3	Q2
Nonperforming PCD Loans	(14)
Mortgage		$1,373	$1,341	$-		$-	$-
Commercial		81,064	82,411	225		242	239
Consumer		12	10	499		560	628
Total nonperforming loans		$82,449	$83,762	$724		$802	$867
Nonperforming PCD Loan Rates
Mortgage		0.09%	0.09%	0.00%		0.00%	0.00%
Commercial		21.00%	21.07%	0.06%		0.12%	0.11%
Consumer		0.41%	0.30%	5.39%		69.83%	72.43%
Total loans		4.19%	4.19%	0.04%		0.11%	0.11%
Total PCD Loans Held for Investment	(21)
Mortgage		$1,541,637	$1,561,557	$1,591,112		$494,278	$538,001
Commercial		386,046	391,158	359,601	(b)	202,065	215,902
Consumer		2,950	3,350	9,263		802	867
Total loans		$1,930,633	$1,956,065	$1,959,976		$697,145	$754,770

11

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Credit Losses (1)
	Quarter Ended June 30, 2020
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Allowance for credit losses Non-PCD:
Balance at beginning of period	$19,694	$49,196	$27,763	$53,308	$149,961
Provision for credit losses	455	(6,319)	7,935	13,156	15,227
Charge-offs	(185)	(497)	(4,187)	(13,300)	(18,169)
Recoveries	9	631	443	3,405	4,488
Balance at end of period	$19,973	$43,011	$31,954	$56,569	$151,507

Allowance for credit losses PCD:
Balance at beginning of period	$30,603	$48,836	$177	$1,178	$80,794
Provision for credit losses	1,915	177	(8)	385	2,469
Charge-offs	(2,178)	(386)	(30)	(600)	(3,194)
Recoveries	580	286	30	229	1,125
Balance at end of period	$30,920	$48,913	$169	$1,192	$81,194

Allowance for credit losses summary:
Balance at beginning of period	$50,297	$98,032	$27,940	$54,486	$230,755
Provision for credit losses	2,370	(6,142)	7,927	13,541	17,696
Charge-offs	(2,363)	(883)	(4,217)	(13,900)	(21,363)
Recoveries	589	917	473	3,634	5,613
Balance at end of period	$50,893	$91,924	$32,123	$57,761	$232,701
Allowance coverage ratio	2.11%	3.56%	6.96%	3.87%	3.35%
Allowance coverage ratio excluding PPP loans (Non-GAAP)	2.11%	3.99%	6.96%	3.87%	3.49%
12

OFG Bancorp (NYSE: OFG)
Table 8-1: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2020	2020		2019	2019	2019
(Dollars in thousands) (unaudited)	Q2	Q1		Q4	Q3	Q2
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,041,284	$1,022,594	(a)	$1,045,478	$1,049,076	$1,044,874
Less: Intangible assets	(137,475)	(140,243)		(143,034)	(88,560)	(88,852)
Noncumulative perpetual preferred stock	(92,000)	(92,000)		(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130		10,130	10,130	10,130
Tangible common equity	$821,939	$800,481		$820,574	$878,646	$874,152

Common stock outstanding at end of period	51,342	51,327		51,399	51,347	51,330
Tangible book value (Non-GAAP)	$16.01	$15.60		$15.96	$17.11	$17.03
Total Assets to Tangible Assets
Total assets	$9,932,719	$9,238,571		$9,297,661	$6,333,505	$6,464,127
Less: Intangible assets	(137,475)	(140,243)		(143,034)	(88,560)	(88,852)
Tangible assets (Non-GAAP)	$9,795,244	$9,098,328		$9,154,627	$6,244,945	$6,375,275
Non-GAAP TCE Ratio
Tangible common equity	$821,939	$800,481		$820,574	$878,646	$874,152
Tangible assets	9,795,244	9,098,328		9,154,627	6,244,945	6,375,275
TCE ratio	8.39%	8.80%		8.96%	14.07%	13.71%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,037,195	$1,043,481	(a)	$1,062,720	$1,061,541	$1,037,057
Less: Average noncumulative perpetual preferred stock	(92,000)	(92,000)		(92,000)	(92,000)	(92,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130		10,130	10,130	10,130
Average total common stockholders' equity	$955,325	$961,611		$980,850	$979,671	$955,187
Less: Average intangible assets	(139,094)	(141,875)		(89,005)	(88,701)	(88,995)
Average tangible common equity	$816,231	$819,736		$891,845	$890,970	$866,192

(a) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital.

13

OFG Bancorp (NYSE: OFG)
Table 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2020	2020		2019	2019	2019
(Dollars in thousands) (unaudited)		Q2	Q1		Q4	Q3	Q2
Regulatory Capital Metrics
Common equity Tier 1 capital		$836,899	$816,356		$735,442	$858,092	$855,667
Tier 1 capital		953,769	933,226		852,312	974,962	972,537
Total risk-based capital	(15)	1,040,984	1,020,748		937,963	1,035,910	1,035,109
Risk-weighted assets		6,957,647	6,983,626	(a)	6,740,846	4,771,165	4,895,441
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	12.03%	11.69%		10.91%	17.98%	17.48%
Tier 1 risk-based capital ratio	(17)	13.71%	13.36%		12.64%	20.43%	19.87%
Total risk-based capital ratio	(18)	14.96%	14.62%		13.91%	21.71%	21.14%
Leverage ratio	(19)	10.16%	10.14%		9.24%	15.41%	15.20%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity	(1)	$1,041,284	$1,022,594		$1,045,478	$1,049,076	$1,044,874
CECL transition adjustment	(20)	32,269	31,882		-	-	-
Less: Noncumulative perpetual preferred stock		(92,000)	(92,000)		(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130		10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(8,885)	(7,576)		441	1,742	3,087
Unrealized losses on cash flow hedges, net of income tax		1,297	1,286		567	716	599
		984,095	966,316		964,616	969,664	966,690
Less: Disallowed goodwill		(86,069)	(86,069)		(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net		(35,563)	(37,241)		(39,127)	(1,557)	(1,739)
Disallowed deferred tax assets, net		(25,564)	(26,650)	(a)	(95,879)	(23,946)	(23,215)
Threshold 15%		-	-	(a)	(8,099)	-	-
Common equity Tier 1 capital		836,899	816,356		735,442	858,092	855,667
Plus: Qualifying noncumulative perpetual preferred stock		92,000	92,000		92,000	92,000	92,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)		(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000		35,000	35,000	35,000
Tier 1 capital		953,769	933,226		852,312	974,962	972,537
Plus tier 2 capital: Qualifying allowance for loan and lease losses		87,215	87,522		85,651	60,948	62,572
Total risk-based capital		$1,040,984	$1,020,748		$937,963	$1,035,910	$1,035,109

(a) During 1Q 2020, the Company decided to early implement Simplifications to the Capital Rule, which simplified the regulatory capital treatment for mortgage servicing assets (MSA) and certain deferred tax assets arising from temporary differences (temporary difference DTAs). It Increased common equity tier 1 (CET1) capital threshold deductions from 10 percent to 25 percent and removes the aggregate 15 percent CET1 threshold deduction. However, it retains the 250 percent risk weight applicable to non-deducted amounts of MSAs and temporary difference DTAs.

14

OFG Bancorp (NYSE: OFG)
Table 8-3: Reconciliation of GAAP to Non-GAAP with adjustments to exclude the impact of significant events.

The Company prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Company’s results on the reported basis, management monitors the “Adjusted net income” of the Company and excludes the impact of certain transactions on the results of its operations. Management believes that “Adjusted net income” provides meaningful information to investors about the underlying performance of the Company’s ongoing operations. “Adjusted net income” is a non-GAAP financial measure.

The table below describes adjustments to net income for the quarters ended June 30, 2020 and March 31, 2020.

		Quarter ended June 30, 2020				Quarter ended March 31, 2020

			Income Tax	Impact on			Income Tax	Impact on
(Dollars in thousands) (unaudited)		Pre-tax	Effect	Net Income		Pre-tax	Effect	Net Income

U.S. GAAP net income				$21,787				$1,801
Non-GAAP adjustments:
Sale of mortgage-backed securities available-for-sale	(a)	$-	$-	-		$(4,728)	$1,324	(3,404)	(a)
Merger expenses		3,006	(1,127)	1,879	(b)	304	(114)	190	(b)
Bargain purchase from Scotiabank PR & USVI		(3,462)	-	(3,462)	(c)	(409)	-	(409)	(c)
Interest recoveries on PCI loans acquired in the Scotiabank PR & USVI acquisition		(5,982)	2,243	(3,739)	(d)	-	-	-
COVID 19 additional provision for credit losses		5,000	(1,875)	3,125	(e)	34,083	(12,781)	21,302	(e)
COVID 19 expenses		2,008	(753)	1,255	(f)	168	(63)	105	(f)
Adjusted net income (Non-GAAP)				$20,845				$19,585
Less: dividends on preferred stock				(1,628)				(1,628)
Adjusted net income available to common shareholders (Non-GAAP)				$19,217				$17,957

Adjusted earnings per common share - diluted (Non-GAAP)				$0.37				$0.35

Adjusted Performance Metrics - Reconciliation to GAAP Financial Measures:
Net income				$21,787				$1,801
Non-GAAP adjustments				(942)				17,784
Adjusted net income (Non-GAAP)				20,845				19,585

Average assets				9,512,129				9,326,627

Return on average assets				0.92%				0.08%
Adjusted return on average assets (Non-GAAP)				0.88%				0.84%

Net income available to common shareholders				$20,159				$173
Non-GAAP adjustments				(942)				17,784
Adjusted net income available to common shareholders (Non-GAAP)				19,217				17,957

Average tangible common equity				816,231				819,736

Return on average tangible common stockholders' equity				9.88%				0.08%
Adjusted return on average tangible common stockholders' equity (Non-GAAP)				9.42%				8.76%

Total non-interest expense				$85,481				$87,322
Non-GAAP adjustments, pre-tax				(5,014)				(472)
Adjusted total non-interest expense (Non-GAAP)				80,467				86,850

Net interest income				105,060				105,101
Total banking and financial service revenues				23,106				26,233
Non-GAAP adjustments				(5,982)				-
				122,184				131,334

Efficiency ratio				66.70%				66.49%
Adjusted efficiency ratio (Non-GAAP)				65.86%				66.13%

(a) During 1Q 2020, 2Q 2019 and 3Q 2019, the Company sold $316 million, $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.7 million, $4.8 million and $3.5 million.

(b) During 2Q 2019, the Company entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations. On December 31, 2019, the Company completed the acquisition. During 1Q 2020 and 2Q 2020, $0.3 million, and $3.0 million, respectively, were incurred in related expenses.

(c)  On December 31, 2019, the Company acquired Scotiabank de Puerto Rico and USVI resulting in bargain purchase income of $5.7 million during 4Q 2019. During 2Q 2020, the Company increased the bargain purchase income by $3.5 million to adjust the fair value of accrued interest receivable in Day 1, net of taxes. $2.3 million.

(d) During 2Q 2020, the Company recognized interest recoveries on SOP loans acquired in the Scotiabank PR & USVI acquisition collected subsequently to the acquisition date amounting to $6.0 million.
(e) During 1Q 2020 and 2Q 2020, the Company recorded a $34.1 million and $5.0 million provision for credit losses, respectively, in relation to the global pandemic from the coronavirus COVID-19.
(f) During 1Q 2020 and 2Q 2020, the Company recorded $0.2 million and $2.0 million expenses, respectively, in relation to the global pandemic from the coronavirus COVID-19.

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OFG Bancorp (NYSE: OFG)
Table 9: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 8)

(1)

We used the terms "PCI" and "SOP" to refer to loans acquired with credit deterioration from the Scotiabank acquisition (December 31, 2019), the BBVAPR acquisition (December 18, 2012) and the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. CECL replaces the concept of purchased credit impaired loans (PCI) with the concept of purchased financial assets with credit deterioration (PCD). PCD accounting is called ‘gross-up accounting’ because, at acquisition, an entity grosses up the amortized cost basis of the PCD asset for the initial estimate of credit losses. This Day 1 allowance for credit losses is established without an income statement effect. The Company elected to maintain previously existing pools on adoption, therefore the pool continues to be the unit of account, and the allowance and non-credit discount or premium is not allocated to the individual assets. These loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including PCD/PCI loans.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Most PCD loans are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans. PCD loan pools that are not accreting interest income are deemed to be non-performing loans and presented separately.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)

In March 2020, in light of recent strains on the U.S. economy as a result of the coronavirus disease 2019 (COVID-19), the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. In addition, for the first two years, a uniform 25% “scaling factor” is introduced to approximate the portion of the post day-one allowance attributable to CECL relative to the incurred loss methodology. The 25% scaling factor is calibrated to approximate an overall after-tax impact of differences in allowances under CECL vs the incurred loss methodology.

(21)

CECL replaces the concept of purchased credit impaired loans (PCI assets) with the concept of purchased financial assets with credit deterioration (PCD assets). An entity records a PCD asset at the purchase price plus the allowance for credit losses expected at the time of acquisition. Under this method, there is no credit loss expense affecting net income on acquisition. Changes in estimates of expected credit losses after acquisition are recognized as credit loss expense (or reversal of credit loss expense) in subsequent periods as they arise.

(22)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.

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